UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Fifth Avenue, Suite 400

New York, NY 10001

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Capital Market
Series A Cumulative Perpetual Preferred Stock, $0.0001 per share	LFMDP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2024, Calum MacRae was appointed to the Board of Directors.

Dr. MacRae has served as the Vice Chair for Scientific Innovation of the Department of Medicine of Brigham and Women’s Hospital since 2018, and as Chief of Cardiovascular Medicine at the Hospital from 2014 to 2018. Dr. MacRae has served on the faculty of Harvard Medical School since 2002. Since 2017, Dr. MacRae has been the director of One Brave Idea, a group of leading scientists from multiple disciplines working together to understand the earliest stages of coronary heart disease. Dr. MacRae received his Bachelors of Science and Doctorate of Medicine from the University of Edinburgh and his Doctorate of Human Molecular Genetics from the University of London.

In connection with Dr. MacRae’s appointment to the Board, the Company and Dr. MacRae entered into a director agreement (the “Director Agreement”), whereby Dr. MacRae will receive three grants under the LifeMD, Inc. 2020 Equity and Incentive Plan, as amended (the “Plan”), totaling 50,000 restricted shares of common stock, with a grant of 16,500 restricted shares on April 26, 2024 vesting on April 26, 2025, a grant of 16,500 restricted shares on April 26, 2025 vesting on April 26, 2026 and a grant of 17,000 restricted shares on April 26, 2026 vesting on April 26, 2027. On April 26, 2024, the Company and Dr. MacRae also entered into a restricted stock award agreement (the “Restricted Stock Award Agreement”) in connection with the first grant of 16,500 restricted shares vesting on April 26, 2025. Under the Restricted Stock Award Agreement, unvested restricted shares will vest immediately in the event that Dr. MacRae is removed as a director or not asked to stand for re-election for reasons other than for “Cause,” as defined in the Plan, or immediately prior to the closing of a “Change of Control,” as defined in the Restricted Stock Award Agreement. The award may be forfeited in the event of Dr. MacRae’s breach of certain covenants contained in the Restricted Stock Award Agreement.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Director Agreement and the Restricted Stock Award Agreement, and such description is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibits and incorporated by reference into this Current Report on Form 8-K.

Item 8.01 Other Events

On April 29, 2024, the Company issued a press release announcing the appointment of Calum MacRae to its Board of Directors. A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Director Agreement, dated April 26, 2024, between LifeMD, Inc. and Calum MacRae
10.2	Restricted Stock Award Agreement, dated April 26, 2024, between LifeMD, Inc. and Calum MacRae
99.1	Press Release, dated April 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated: May 2, 2024	By:	/s/ Eric Yecies
Eric Yecies
Chief Legal Officer and General Counsel

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